                                     $35,000,OOO*

                          CONSUMER PORTFOLIO SERVICES, INC.

                    ____ % PARTICIPATING EQUITY NOTES-SM- DUE 2004

                                  PURCHASE AGREEMENT

                                                                __________, 1997

PIPER JAFFRAY INC.
LEGG MASON WOOD WALKER, INCORPORATED
DAIN BOSWORTH INCORPORATED
c/o Piper Jaffray Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, Minnesota  55402

Ladies and Gentlemen:

    Pursuant to the terms of this Purchase Agreement (the "Agreement"), Consumer Portfolio Services, Inc., a California corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of $35,000,000 aggregate principal amount of its ____% Participating Equity Notes-SM- due 2004 (the "Firm Notes"). The
Firm Notes are to be sold to the Underwriters, acting severally and not jointly in such amounts as are set forth in Schedule I hereto opposite the name of such Underwriter. The Company also proposes to grant to the Underwriters an option to purchase up to an additional $5,250,000 in aggregate principal amount of ____% Participating Equity Notes-SM- due 2004 of the Company as provided for in Section 2 of this Agreement (the "Option Notes"). The Firm Notes and the Option Notes purchased pursuant to this
Agreement are herein collectively referred to as the "Notes."   The Notes are
to be issued pursuant to an Indenture and a First Supplemental Indenture (collectively, the "Indenture"), to be dated as of __________, 1997, among the Company and Bankers Trust Company, New York, New York, as trustee (the "Trustee").

________________________

* Plus an option to purchase up to an additional $5,250,000 aggregate principal amount to cover over-allotments.

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    The Company hereby confirms its agreement with respect to the purchase and sale of the Notes:

    1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in conformity with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (File No. 333-_______), including a preliminary prospectus and a Statement of Eligibility on Form T-1 with respect to the Trustee (File No. __________) pursuant to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), relating to the Notes; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) under the Act to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

    If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations). If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Rules and Regulations) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if

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applicable) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Notes (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Company for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations. Any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such Prospectus. Any reference to any amendment or supplement to the Prospectus (including any supplement to the Prospectus) shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference.

    2.   AGREEMENT TO SELL AND PURCHASE.

         (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of $___ per $1,000 principal amount, the aggregate principal amount of Firm Notes set forth opposite the name of such Underwriter in Schedule I hereto (or such aggregate principal amount of Firm Notes as such Underwriter shall be obligated to purchase pursuant to the provisions of Section 9 hereof).

         (b) The Company agrees to sell to the Underwriters and, on the basis of the representations, warranties and agreements of the Company set forth herein and subject to the terms and conditions set forth herein, the Underwriters shall have the right to purchase, severally and not jointly, from the Company all or any portion of the Option Notes at the purchase price set forth above plus accrued interest upon delivery to the Company of the notice hereinafter referred to. Option Notes may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Notes. If any Option Notes are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the aggregate principal amount of Option Notes which bears the same proportion to the total aggregate principal amount of Option Notes to be purchased from the Company as the aggregate principal amount of Firm Notes set forth opposite such Underwriter's name in Schedule I (or such aggregate principal amount of Firm Notes increased pursuant to the terms set forth in Section 9 hereof) bears to the total aggregate principal amount of Firm Notes.

    3.   TERMS OF PUBLIC OFFERING. The Company is advised by the
Underwriters that the Underwriters have agreed to make a public offering of their respective portions of the Notes as soon after the Registration Statement has become effective and this Agreement has been executed as in the judgment of the Underwriters is advisable and to first offer the Notes upon the terms set forth in the Prospectus.

    4.   DELIVERY OF THE NOTES AND PAYMENT THEREFOR.

         (a) The Firm Notes to be purchased by each Underwriter in book-entry form and in such authorized denominations and registered in the name of the nominee of The Depository Trust Company, shall be delivered by or on behalf of the Company through the facilities of The Depository Trust Company for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer or certified or official bank check or checks, in each case in New York Clearing House (next-day) funds, payable to the order of the Company or, at the option of the Underwriters, by wire transfer in federal (same-day) funds on which the Company will pay one day's interest at the broker call rate as reported in THE WALL STREET JOURNAL, at 9:00 a.m., California time, on the third (or if the Firm Notes are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time on the date of this Agreement, the fourth) business day following the date of this Agreement, (the "Closing Date") at the offices of Troy & Gould Professional Corporation, 1801 Century Park East, Los Angeles, CA 90067. The place of the closing and the Closing Date may be varied by agreement among the Underwriters and the Company.

         (b) The Option Notes to be purchased by each Underwriter in book-entry form and in such authorized denominations and registered in the name of the nominee of The Depository Trust Company, shall be delivered by or on behalf of the Company through the facilities of The Depository Trust Company for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor in the manner specified in clause (a) above, at the offices of Troy & Gould Professional Corporation at such time and on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in written notice from the Underwriters to the Company of the determination to purchase Option Notes in such principal amount as specified in said notice. Said notice may be given at any time within 30 days after the date of the execution of this Agreement. The place of the option closing and the Option Closing Date may be varied by agreement between the Underwriters and the Company.

    5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

         (i) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, may be necessary or advisable in connection with the distribution of the Notes by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

         (ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the

Registration Statement, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

         (iii) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Notes is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

         (iv) The Company will furnish to each of the Underwriters and their counsel, without charge, one signed copy of the Registration Statement and of each amendment thereto, including all exhibits thereto and documents incorporated therein by reference, and will also furnish to each of the Underwriters, without charge, such number of conformed copies of the Registration Statement and of each amendment thereto as each of the Underwriters may reasonably request.

         (v) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Underwriters shall not previously have been advised or to which any of the Underwriters promptly after being so advised shall reasonably have objected in writing.

         (vi) Prior to the effective date of the Registration Statement, the Company will have delivered or will deliver to each Underwriter, without charge, copies of each form of preliminary prospectus in such quantities as such Underwriter has reasonably requested or may hereafter reasonably request for the purposes contemplated by the Act.

         (vii) On the effective date of the Registration Statement and thereafter from time to time during such period as in the opinion of counsel for the Underwriters a prospectus is

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required by law to be delivered in connection with offers or sales of the
Notes by an Underwriter or a dealer, the Company will deliver to each Underwriter and dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. During such period, if any event occurs which in the judgment of the Company, or in the opinion of counsel for the Underwriters, should be set forth in the Prospectus in order to ensure that no part of the Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, not misleading, the Company will forthwith prepare, submit to the Underwriters, file with the Commission and deliver, without charge to the several Underwriters and dealers (whose names and addresses will be furnished by the Underwriters to the Company) to whom Notes have been sold by the Underwriters or to other dealers upon request, an amendment or supplement, as appropriate, to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will comply with the standards set forth in this sentence. The Company consents to the use of such Prospectus (and of any amendments or supplements thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions described in the preliminary Blue Sky memorandum in which the Notes are lawfully offered by the several Underwriters and by all dealers to whom Notes may be sold, both in connection with the offering or sale of the Notes and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. In case any Underwriter is required to deliver a Prospectus (and any amendment or supplement thereto) more than nine months after the first date upon which the Notes are offered to the public, the Company will, upon the request of the Underwriters but at the expense of such Underwriter, furnish such Underwriter with reasonable quantities of a Prospectus complying with Section 10(a)(3) of the Act.

         (viii) The Company will cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of the Notes for offer and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated
(w) to qualify to do business in any jurisdiction where it is not now so qualified, (x) to file any general consent to service of process, (y) take any action that would subject it to income taxation in any jurisdiction where it is not so qualified or (z) to take any action to amend its Articles of Incorporation in order to make the Company's securities eligible for registration or qualification in any state.

         (ix) The Company will make generally available to the holders of Notes an earnings statement of the Company and its subsidiaries, which need not be audited, as soon as practicable but not later than 18 months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including Rule 158).

         (x)  For a period of five years after the date of this Agreement:

         (A) the Company will furnish to the Underwriters (1) as soon as available, a copy of each report of the Company of general interest mailed to any class of its security holders, (2) copies of all annual, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K and any amendment thereto or such other similar forms as may be designated by the Commission or required to be filed by the Company pursuant to Sections 13, 14 and 15 of the Exchange Act, which the Company agrees to timely file with the Commission for so long as may be required,
    (3) a copy of each report furnished to or filed with any securities exchange or the National Market of the National Association of Securities Dealers Automated Quotation System ("Nasdaq National Market") and (4) from time to time, such other information concerning the Company as the Underwriters may reasonably request; and

         (B) if at any time during such five-year period, the Company shall cease filing with the Commission the annual, quarterly reports and current reports on Forms 10-K, 10-Q and 8-K or other similar forms referred to in clause (A) above, the Company will forward to its stockholders generally and the Underwriters (1) as soon as practicable after the end of each fiscal year, copies of a balance sheet and statements of income and retained earnings of the Company as of the end of and for such fiscal year, audited by independent public accountants, and (2) as soon as practicable after the end of each quarterly fiscal period, except for the last quarterly fiscal period in each fiscal year, a summary statement (which need not be audited) of income and retained earnings of the Company for such period, which shall also be made publicly available.

If and so long as the Company shall have any subsidiaries, the financial statements referred to above shall be consolidated to the extent the accounts of the Company and such subsidiaries are consolidated, and separate financial statements shall be furnished for each significant subsidiary, as defined in Regulation S-X of the Commission, whose accounts are not so consolidated.

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         (xi) Prior to the Closing Date, the Company will issue no press release or other public communication directly or indirectly and hold no press conference with respect to the Company or any subsidiary or this offering, without the Underwriters' prior written consent.

         (xii) The Company will pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is prevented from becoming effective under the provisions of Section 10 hereof or is terminated, all costs and expenses incident to the performance by it of its obligations under this Agreement including, without limiting the generality of the foregoing, (1) typesetting, printing, duplicating, and filing (and all preparation therefor) and distribution (including, without limitation, postage, air freight charges and charges for counting and packaging) of the original registration statement, the Registration Statement, each preliminary prospectus, the Prospectus, each amendment and/or supplement to any of the foregoing, and this Agreement and other underwriting documents and the Indenture, (2) all costs of furnishing to the several Underwriters and dealers copies of the foregoing materials (provided, however, that any such copies furnished by the Company more than nine months after the first date upon which the Notes are offered to the public shall be at the expense of the several Underwriters or dealers so requesting as provided in paragraph (vi) above), (3) the registrations or qualifications referred to in paragraph (viii) above (including reasonable fees and disbursements of counsel in connection therewith) and expenses of printing and delivering to the several Underwriters copies of the preliminary and final Blue Sky memorandum, (4) the review of the terms of the public offering of the Notes by the National Association of Securities Dealers, Inc. (the "NASD") (including the filing fees paid to the NASD in connection therewith) and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (5) the performance by the Company of its other obligations under this Agreement, including the fees of the Company's counsel and accountants, (6) the issuance of the Notes and the preparation and printing of the certificates representing the Notes, (7) the fees and expenses of the Trustee and any agent of the Trustee and any transfer or paying agent for the Company, (8) all travel, lodging and reasonable living expenses incurred by the Company in connection with marketing, dealer and other meetings attended by the Company and the Underwriters in marketing the Notes, (9) listing fees, if any, (10) any fees charged by security rating services for rating the Notes and (11) furnishing to the several Underwriters copies of all reports and information required by paragraph (x) above, including costs of shipping and mailing.

         (xiii) If the sale of the Notes provided for herein is not consummated by reason of action by the Company pursuant to

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Section 10 hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Notes or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

         (xiv) The Company will apply the net proceeds from the sale of the Notes to be sold by it under this Agreement for the purposes set forth in the Prospectus under the caption "Use of Proceeds."

         (xv) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         (xvi) The Company will comply (1) with all registration, filing and reporting requirements of the Exchange Act which may from time to time be applicable to the Company and (2) all provisions of all undertakings contained in the Registration Statement.

         (xvii) The Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         (xviii)   The Company has not taken and will not take, directly or
indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

    6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

         (i) [No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and] each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, information furnished in writing to the Company by any Underwriter expressly for use in the Prospectus.

         (ii) As of the time the Registration Statement (or any post-effective amendment thereto) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434)) and at the Closing Date, (A) the Registration Statement and Prospectus (in each case, as so amended or supplemented) conformed or will conform in all material respects to the requirements of the Act and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof. The Registration Statement has been declared effective by the Commission; [no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceeding for that purpose has been initiated or to the Company's knowledge, threatened by the Commission.]

         (iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made not misleading; provided, however, that this representation and warranty shall not apply to the Statement of Eligibility of the Trustee on Form T-1 filed as an Exhibit to the Registration Statement or to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use in the Prospectus as supplemented to relate to the Notes.

         (iv) The Registration Statement and Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date in the case of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty shall not apply to the Statement of Eligibility of the Trustee on Form T-1 filed as an Exhibit to the Registration Statement or to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use in the Prospectus as supplemented to relate to the Securities.

         (v) Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

         (vi) KPMG Peat Marwick LLP, the Company's auditors, are independent public accountants with respect to the Company as required by the Act.

         (vii) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries and the financial information with respect to the subsidiaries of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries (including, without limitation, the reserves for credit losses) as of the dates indicated, and the results of operations, cash flows and changes in financial position of the Company and its consolidated subsidiaries for the periods specified. Such financial statements and schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except to the extent disclosed therein. No other financial statements are required to be included in the Registration Statement or Prospectus.

         (viii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, has all requisite corporate power and corporate authority to own or lease its property and conduct its business as described in the Registration Statement and the Prospectus and is qualified to do business as a foreign corporation in each jurisdiction in which the ownership or lease of its properties, or the conduct of its business, requires such qualification and in which the failure to be so qualified or in good standing would have a material adverse effect on the financial condition, affairs, business or prospects of the Company and the Subsidiaries (defined below) considered as a whole. The Company does not own or lease property or transact business in any other jurisdiction where the ownership of such property or the transaction of such business would require it to qualify as a foreign corporation under the laws of such jurisdiction.

         (ix) The Company has an authorized and outstanding capitalization as set forth in the Prospectus and the Notes conform in all material respects to the description thereof contained in the Prospectus.
All of the issued and outstanding shares of capital stock of the Company and all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized, validly issued and are fully paid and non-assessable and, in the case of the Subsidiaries, are owned of record and beneficially by the Company, and, except as set forth in the Registration Statement, are free and clear of any liens, claims, security interests, pledges, charges, encumbrances, shareholders' agreements, and voting trusts or rights of others. Except as set forth in the Prospectus, there are no options, agreements, contracts, preemptive rights, or other rights in existence (i) to acquire from the Company any shares of capital stock or (ii) to acquire from the Company or any Subsidiary any of the capital stock of any Subsidiary.

         (x) The Company has no subsidiaries except for (G&A Financial Services, Inc., a California corporation, Alton Receivables Corp., a California corporation, CPS Funding Corporation, a California corporation, CPS Receivables Corp., a California corporation, Samco Acceptance Corp., a Texas Corporation, LINC Acceptance Corp., a Connecticut Corporation, and

Stanwich Leasing, Inc., a __________ Corporation) (individually, a "Subsidiary" and collectively, the "Subsidiaries"). Other than such subsidiaries of the Company and its ownership of [38%] of the outstanding stock of NAB Corp., the Company owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

         (xi) Each Subsidiary has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation or charter, has all requisite corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or lease of its properties, or the conduct of its business, requires such qualification and in which the failure to be so qualified or in good standing would have a material adverse effect on the financial condition, affairs, business or prospects of the Company and the Subsidiaries as a whole.

         (xii) Each of the Company and each Subsidiary has all necessary and material authorizations, approvals, licenses, certificates, permits and orders (collectively, "Permits") of and from all governmental regulatory officials and bodies to own its properties and to conduct its business as described in the Registration Statement and Prospectus and is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business including, but not limited to, all applicable federal and state laws and regulations that regulate or are concerned in any way with usury or consumer credit; except in any case where the failure to possess any such Permit would not have a material adverse effect on the financial condition, affairs, business or prospects of the Company and the Subsidiaries considered as a whole.

         (xiii) The Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement, has been duly authorized and duly qualified under the Trust Indenture Act and when executed and delivered by the Company and the Trustee, the Indenture will have been duly authorized, executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and to general principles of equity; and the Indenture conforms in all material respects to the description thereof in the Prospectus.

         (xiv) The Notes have been duly authorized and, when executed and authenticated in accordance with the terms of the

Indenture and issued and delivered in accordance with the terms of this Agreement against payment therefor, will have been duly authorized, executed, authenticated and delivered by the Company and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject, as to such benefit and enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and to general principles of equity; the Notes conform in all material respects to the description thereof contained in the Prospectus and will be substantially in the form filed as an exhibit to the Registration Statement.

         (xv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or contemplated therein, there has not been (A) any material adverse change in the condition (financial or otherwise), affairs, business or key personnel, property, prospects, net worth or results of operations of the Company or any Subsidiary, whether or not arising in the ordinary course of business, (B) any material transaction entered into, or any material liability or obligation incurred, direct or contingent, by the Company or any Subsidiary, other than in the ordinary course of business, (C) any change in the capital stock (other than the issuance of shares of common stock upon exercise of options under the Company's stock option plans), or material increase in the short-term debt or long-term debt of the Company or any Subsidiary, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any Subsidiary or (D) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

         (xvi) The Company and the Subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are referred to in the Prospectus or are not materially significant in relation to the financial condition, affairs, business or prospects of the Company and the Subsidiaries considered as a whole; all of the leases and subleases material to the business of the Company or under which the Company or any Subsidiary holds properties described in the Prospectus are in full force and effect; and neither the Company nor any Subsidiary has any notice of any material claim of any sort which has been asserted by anyone adverse to the rights of the Company or such Subsidiary as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or the Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

         (xvii) Neither the Company nor any Subsidiary is in default nor will the performance of this Agreement or the issuance and sale of the Notes result in a default in the observance of any provision of its charter, certificate of incorporation or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, license or other agreement or instrument to which it is a party or by which it or any of its respective properties are subject or may be bound, which would have a materially adverse effect on the financial condition, affairs, business or prospects of the Company and the Subsidiaries considered as a whole. No consent of any party to any contract, indenture, mortgage, loan agreement, note, lease, license or other agreement or instrument to which the Company or any Subsidiary is a party, or by which it or any of its respective properties or assets are subject or may be bound, is required for the execution, delivery or performance of this Agreement, or the issuance and sale of the Notes, other than such consents which have been obtained.

         (xviii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Notes as contemplated by this Agreement.

         (xix) The execution and delivery by the Company of this Agreement and the Indenture, the issuance and delivery of the Notes, the consummation of the transactions contemplated herein and in the Registration Statement and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action and will not result in any violation of the Articles of Incorporation or by-laws of the Company, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective properties, is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties.

         (xx) No consent, approval, authorization or order of, or filing with any court, governmental authority or agency having jurisdiction over the Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Notes in accordance with the terms of this Agreement and the Indenture, except such as may be required under the Act, the Trust Indenture Act and state securities or Blue Sky laws.

         (xxi) Neither the Commission nor the Blue Sky or securities authority of any jurisdiction has issued a stop order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, suspending the registration or qualification of the Notes, nor has any of such authorities instituted or, to the knowledge of the Company, threatened to institute, any proceedings with respect to a Stop Order.

         (xxii) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, or any arbitrator or arbitration panel, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary which might result in any material adverse change in the financial condition, affairs, business, prospects, net worth or results of operations of the Company and the Subsidiaries considered as a whole, or which might materially and adversely affect their properties or assets; and there is no decree, judgment or order of any kind in existence against or restraining the Company or any Subsidiary, or any of the officers, employees or directors of either, from taking any actions of any kind in connection with the business of the Company or any Subsidiary.

         (xxiii)   The Company and each of its Subsidiaries owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as presently conducted, and the Company has not received any notice of proceedings related to revocation or modification of any such licenses, permits, consents, orders, approvals or authorizations which singly or in the aggregate, if the subject of an unfavorable ruling or finding, would have a materially adverse effect on the financial condition, affairs, business or prospects of the Company and the Subsidiaries considered as a whole.

         (xxiv) The Company is and each of its Subsidiaries is in compliance with all applicable federal, state and local laws and regulations that regulate or are concerned in any way with the business of the Company or its Subsidiaries, where the effect of the failure to comply would be materially adverse to the financial condition, affairs, business or prospects of the Company and the Subsidiaries considered as a whole.

         (xxv) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, trademarks, service marks and trade names necessary to conduct the businesses now operated by them, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially adversely effect the financial condition, affairs, business or prospects of the Company and the Subsidiaries considered as a whole.

         (xxvi) The Company and each of its Subsidiaries has filed all necessary federal and state income and franchise tax returns and paid all taxes shown as due thereon. Except as is otherwise expressly stated in the Registration Statement, the Company has no knowledge of any tax deficiency which might be asserted against it which would have a material adverse effect on the financial condition, affairs, business or prospects of the Company and the Subsidiaries considered as a whole.

         (xxvii)   The Company is not and does not intend to conduct
businesses in a manner which would cause it to be an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (xxviii) To the best of the Company's knowledge, there are no affiliations between (i) any of the Company's officers, directors or 5% or greater security holders, and (ii) any Underwriter or NASD-registered broker or dealer except as set forth in the Registration Statement or as otherwise disclosed in writing to the Underwriters.

         (xxix) The Notes have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

         (xxx) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

         (xxxi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    7.   INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) under the Act, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 under the Act), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other out-of-pocket expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action rises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use in the preparation thereof.

         In addition to their other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), they will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Norwest Bank Minnesota, National Association (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest a the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or an amendment or supplement thereto (including any term sheet within the meaning of Rule 434 under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, and will reimburse the Company for any legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

         (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however, that the failure so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other out-of-pocket expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriters, it is advisable for the Underwriters to be represented as a group by separate counsel, the Underwriters shall have the right to employ a single counsel to represent themselves, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 7 to which it has not agreed in writing.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection
(d) shall be deemed to include any legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection
(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement of omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Notes hereunder are subject to the following conditions:

         (a) That the Registration Statement shall have become effective not later than 4:00 p.m., __________ time, on the date hereof, or at such later date and time as shall be consented to in writing by the Underwriters, and, if the Underwriters and the Company have elected to rely upon Rule 430A under the Act, the price of the Notes and any price-related or other information previously omitted from the Registration Statement pursuant to such Rule 430A under the Act shall have been transmitted to the Commission for filing pursuant to Rule 424 (b) within the prescribed time period, and on or prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

         (b) That subsequent to the effective date of the Registration Statement, (i) there shall not have occurred any change, or any material development involving a prospective change, in or affecting particularly the business or properties of the Company not contemplated by the Prospectus, which, in the Underwriters' opinion would materially adversely affect the market for the Notes or make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes, as contemplated herein and in the Prospectus, or to attempt to enforce contracts for the purchase of the Notes, and (ii) the business and operations of the Company and the Subsidiaries shall not have been materially interfered with by strike, fire, flood, accident or other calamity (whether or not insured).

         (c) That the Underwriters shall have received from Troy & Gould Professional Corporation, counsel for the Company, a favorable opinion dated the Closing Date and satisfactory to the Underwriters and the Underwriters' counsel to the effect that:

         (i) Each of the Company and each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each has all requisite corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. Each of the Subsidiaries is wholly-owned by the Company and the Subsidiaries are the Company's only subsidiaries.

         (ii) The Company has an authorized capitalization as set forth in the Prospectus. Each outstanding share of capital stock of the Company and each outstanding share of capital stock of any Subsidiary is duly authorized, validly issued, fully paid and non-assessable, has not been issued and is not owned or held in violation of any preemptive right of shareholders. Each outstanding share of capital stock of a Subsidiary is owned of record and, to such counsel's knowledge, beneficially by the Company and, except as disclosed in the Registration Statement, to the knowledge of such counsel, is held free and clear of all liens, claims, security interests, pledges, charges, encumbrances, shareholders' agreements, voting trusts or claims of others. Except as set forth in the Prospectus, neither the Board of Directors of the Company nor any committee thereof has authorized or entered into any commitment or arrangement to issue, and neither the Board of Directors nor any committee thereof has authorized the issuance of any outstanding option, warrant or other right calling for the issuance or sale of, any share of capital stock of the Company or of any Subsidiary or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company or of any Subsidiary. Neither the Board of Directors nor any committee thereof of any Subsidiary has authorized any options, agreements, contracts or other rights in existence to purchase or acquire from the Company or any Subsidiary any issued and outstanding shares of the capital stock of the Company or any Subsidiary.

         (iii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors, and by equitable principles, except that such counsel need express no opinion as to the enforceability of the indemnity and contribution provisions contained in
Section 7 of this Agreement.

         (iv) The Notes have been duly and validly authorized, executed and delivered by the Company and when delivered and paid for pursuant hereto will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except (i) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors, and by equitable principles, and (ii) (a) the waiver contained in Section 514 of the Indenture may be deemed unenforceable and (b) the indemnification provisions contained in Section 607 of the Indenture may be deemed unenforceable. The Notes conform in all material respects to the description thereof in the Prospectus. For purposes of this opinion, such counsel shall be entitled to assume that New York law is the same as California law.

         (v) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except
(i) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors, and by equitable principles, and (ii) (a) the waiver contained in
Section 514 of the Indenture may be deemed unenforceable and (b) the indemnification provisions contained in Section 607 of the Indenture may be deemed unenforceable. The Indenture conforms in all material respects to the description thereof in the Prospectus and has been duly qualified under the Trust Indenture Act. For purposes of this opinion, such counsel shall be entitled to assume that New York law is the same as California law.

         (vi) No authorization, approval or consent of any governmental authority is required for the execution, delivery, or performance by the Company of this Agreement, or for the issuance, sale, or delivery of the Notes, except such as have been received or as may be required under the Act, the Trust Indenture Act or the rules and regulations of the Commission thereunder or state securities laws.

         (vii) The issuance and sale of the Notes, the execution, delivery, and performance of this Agreement and the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or result in a breach of any of the provisions of, or constitute a default under (A) the Company's Articles of Incorporation or by-laws, (B) any indenture, mortgage, deed of trust or other instrument or agreement known to such counsel to which the Company or a Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their properties is subject or (C) any order known to such counsel, rule or regulation applicable to the Company or a Subsidiary of any court or other governmental authority.

         (viii) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, nor has any proceeding for the issuance of such an order been initiated or, to the knowledge of such counsel, threatened.

         (ix) The Registration Statement and the Prospectus and any supplements or amendments thereto comply in all material respects as to form with the requirements of the Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder, except in each case as to the financial statements, schedules, financial information, statistical data, pro forma and other financial data included or incorporated by reference in the Registration Statement or the exhibits to the Registration Statement, including the Form T-1, as to which such counsel need not express any opinion.

         In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Company, the Company's auditors, the Underwriters and counsel for the Underwriters at which conferences the contents of the Registration Statement, the Prospectus and each preliminary prospectus and related matters were discussed, and although such counsel need not pass upon and need not assume any responsibilities for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or Prospectus and have not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality on the statements of officers and other representatives of the Company), nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement, at the time it became effective and at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date thereof and at the Closing Date, contained or contains any untrue statement of any material fact or omitted or omits to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except in each case as to the financial statements, schedules, financial information, statistical data, pro forma and other financial data included or incorporated by reference in the Registration Statement or the exhibits to the Registration Statement, including the Form T-1, as to which such counsel need not express any opinion.

         (x) The statements in the Prospectus in the sections captioned "Risk Factors -- Subordination of the Notes and Encumbrances on the Company's Assets," "-- Restrictions Imposed by the Terms of the Company's Indebtedness," "--Potential for Additional Senior Indebtedness," "-- Ability to Repay Notes Upon Accelerated Redemption," "-- Limited Covenants in the Indenture," "--Litigation," "-- Contractual Recourse by Purchasers of Contracts, and "--Government Regulation; "Description of the Notes," "Description of Common Stock," "Business--Government Regulation" and "Certain Transactions" included in the Prospectus, insofar as such statements constitute a summary of the documents referred to therein or matters of law, are accurate summaries and fairly and correctly present the information called for with respect to such documents and matters.

         (xi) Such counsel does not know of (A) any pending or threatened litigation which would prevent the consummation of the transactions contemplated by this Agreement or the Indenture, (B) any statutes or regulations or provisions of the laws of the State of California or any pending or threatened litigation or governmental proceedings against the Company or any Subsidiary required to be described in the Prospectus which are not so described, or (C) any contracts or documents required to be described in or filed as a part of the Registration Statement which are not so described or filed.

         (xii) The Company is not an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act.

         In rendering such opinions, such counsel may rely as to matters of fact, to the extent they deem proper on certificates of responsible officers of the Company and the Subsidiaries and on certificates of public officials.

         (d) That the Underwriters shall have received on the Closing Date a favorable opinion dated the Closing Date from Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, as to such matters as the Underwriters may reasonably require.

         (e) That the Underwriters shall have received letters addressed to the Underwriters and dated the date hereof and the Closing Date and the Option Closing Date, as the case may be, from KPMG Peat Marwick LLP, independent public accountants for the Company, substantially in the forms heretofore approved by the Underwriters and counsel for the Underwriters.

         (f) That (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company or any Subsidiary nor any material increase in the short or long-term debt of the Company and its Subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement and Prospectus; (iii) the Company and its Subsidiaries shall not have incurred any material liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), other than those reflected in or contemplated by the Registration Statement and Prospectus; and (iv) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of each such date, and the Underwriters shall have received a certificate, dated the Closing

Date and in form and substance reasonably satisfactory to the Underwriters signed by the President or a Vice President and the Secretary of the Company (or such other officers as are acceptable to the Underwriters) to the effect set forth in this Section 8(f) and in Section 8(h) hereof.

         (g) The Notes shall have been qualified for sale or exempted from such qualification under the securities laws of such jurisdictions as the Underwriters shall have designated prior to the time of execution of this Agreement and such qualification or exemption shall continue in effect to and including the Closing Date.

         (h) That the Company shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

         (i) That the Notes shall not have received from Duff Phelps Credit Rating Co. a credit rating lower than ___.

         The several obligations of the Underwriters to purchase Option Notes hereunder are subject to the satisfaction on and as of the Option Closing Date of the conditions set forth in paragraphs(a) through (i); except that the opinions called for in paragraphs (c) and (d) shall be revised to reflect the sale of Option Notes and shall be dated the Option Closing Date, if different from the Closing Date.

         9.   EFFECTIVE DATE OF AGREEMENT.

         (a) If the Registration Statement has not yet been declared effective, this Agreement shall become effective contemporaneously with the effectiveness of the Registration Statement. Until such time as this Agreement shall have become effective, it may be terminated by the Company by notifying the Underwriters, or by the Underwriters by notifying the Company.

         (b) If any Underwriter shall fail or refuse to purchase Firm Notes which it has agreed to purchase under this Agreement and the aggregate principal amount of Firm Notes which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Firm Notes, the other Underwriters shall be obligated, PRO RATA to purchase the Firm Notes which the defaulting Underwriter agreed but failed or refused to purchase. If any Underwriter shall fail or refuse to purchase Firm Notes and the aggregate principal amount of Firm Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Notes and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Firm Notes are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriters or the Company. In any such case which does not result in termination of this Agreement, either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of its default under this Agreement.

         (c) Any notice under this Section 9 may be made by telecopy or telephone but shall be subsequently confirmed by letter.

    10. TERMINATION OF AGREEMENT. The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date (and with respect to the Option Notes, the Option Closing Date) by notice to the Company from the Underwriters, without liability (other than with respect to Section 7) on the Underwriters' part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder,
(ii) any other condition to the obligations of the Underwriters hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASD Automated Quotation System shall have been suspended or materially limited, or minimum prices shall have been established on such exchange or system by the Commission, or by such exchange or system or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by Federal, California or New York State authorities, (v) there is an outbreak or material escalation of armed hostilities involving the United States on or after the date hereof, or there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Underwriters' reasonable judgment, to make it inadvisable or impracticable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus as supplemented or amended prior to the occurrence of such event, (vi) in the Underwriters' reasonable opinion any material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement or the Prospectus (as supplemented or amended prior to the occurrence of such event) in the condition (financial or other) of the Company whether or not arising in the ordinary course of business other than as set forth in the Prospectus as supplemented or amended prior to the occurrence of such event, or (vii) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Underwriters' reasonable opinion, makes it inadvisable or impracticable to proceed with the delivery of the Notes as contemplated hereby. Notice of such cancellation shall be given to the Company by telecopy or telephone but shall be subsequently confirmed by letter.

    11.  MISCELLANEOUS.

         (a) Except as otherwise provided in Sections 9 and 10 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 2 Ada Street, Irvine, California 92618, Attention: President and Chief Executive Officer, with a copy to William J. Feis, Esq., Troy & Gould a Professional Corporation, 1801 Century Park East, Suite 1600, Los Angeles, California 90067, or (ii) if to the Underwriters, at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, Attention: Corporate Finance Department, with a copy to David S. Katz, Esq., Orrick, Herrington & Sutcliffe LLP, Washington Harbour, 3050 K Street, NW, Washington, D.C. 20007, or in any case to such other address as the person to be notified may have requested in writing.

         (b) This Agreement is made solely for the benefit of the several Underwriters, the Company, their directors and officers and other controlling persons referred to in Section 7 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser from any of the several Underwriters of any of the Notes in his status as such purchaser.

    12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

    13. COUNTERPARTS. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

                                       Very truly yours,

                                       CONSUMER PORTFOLIO SERVICES, INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

Accepted and delivered as of
the date first written above

PIPER JAFFRAY INC.
LEGG MASON WOOD WALKER, INC.
DAIN BOSWORTH, INC.
By: PIPER JAFFRAY INC.

By:
    ------------------------------------
    Name:
    Title:

                       CONSUMER PORTFOLIO SERVICES, INC.

                                  SCHEDULE I

                                 UNDERWRITERS

                                                                Principal Amount
Name                                                              of Firm Notes
----                                                            ----------------

Piper Jaffray Inc. . . . . . . . . . . . . . . . . . . . . . . . . .$
                                                                     ----------
Legg Mason Wood Walker, Incorporated.. . . . . . . . . . . . . . . .$
                                                                     ----------
Dain Bosworth Incorporated.. . . . . . . . . . . . . . . . . . . . .$
                                                                     ----------
    TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$
                                                                     ----------
                                                                     ----------